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                                   American Century Strategic Asset Allocation
                                   For the year ending 11/30/2006
                                   Exhibit 77O

Fund          Issuer               Ticker       Principal Amount (US$)         Principal Amount (Foreign$)
STRATAGG      Industrial & Commerci1398.HK of China $ 13,258,895,733       HKD 103,217,851,500.00
STRATMOD      Industrial & Commerci1398.HK of China $ 13,258,895,733       HKD 103,217,851,500.00

Fund          Issuer               Ticker       Amount Purchased (US$) Amount Purchased (Foreign$)    Trade Date
STRATAGG      Industrial & Commerci1398.HK of Ch$na - Ho232,910.13               HKD 1,813,158.79     10/20/2006
STRATMOD      Industrial & Commerci1398.HK of Ch$na - Ho275,213.97               HKD 2,142,485.74     10/20/2006

Fund          Issuer               Ticker      Price                 Price-Foreign                    Underwriter
STRATAGG      Industrial & Commerci1398.HK of China - Hong Ko$0.3944                     HKD 3.07        CSFB
STRATMOD      Industrial & Commerci1398.HK of China - Hong Ko$0.3944                     HKD 3.07        CSFB

Fund          Issuer               Ticker       Underwriting Spread            Currency           Underwriting Spread (US$)
STRATAGG      Industrial & Commerci1398.HK of China - Hong Kon2.502%             HKD                           $0.010
STRATMOD      Industrial & Commerci1398.HK of China - Hong Kon2.502%             HKD                           $0.010
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